                                                                    EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                             ---------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                OF A CORPORATION DESIGNATED TO ACT AS A TRUSTEE

                             ---------------------

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                       WACHOVIA BANK NATIONAL ASSOCIATION
              (Exact name of Trustee as specified in its charter)

                                   22-1147033
                                (I.R.S. Employer
                              Identification No.)

301 SOUTH COLLEGE STREET, CHARLOTTE, NORTH CAROLINA            28288-0630
            (Address of Principal Executive Offices)           (Zip Code)

                              RUSSELL CORPORATION

                         ALABAMA                                63-0180720
             (State or other jurisdiction of                 (I.R.S. Employer
             Incorporation or organization)                   Identification
                                                                   No.)
             3330 CUMBERLAND BLVD, SUITE 800
                    ATLANTA, GEORGIA                              30339
                     755 LEE STREET
                 ALEXANDER CITY, ALABAMA                          35010
        (Address of Principal Executive Offices)                (Zip Code)

                RUSSELL CORPORATION 9.25% SENIOR NOTES DUE 2010
                        (Title of Indenture Securities)

ITEM 1.   GENERAL INFORMATION

Furnish the following information as to the trustee:

(A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISORY AUTHORITY TO WHICH IT IS
SUBJECT:

     Comptroller of the Currency, Washington, D.C.

     Board of Governors of the Federal Reserve System, Richmond, VA 23219

     Federal Deposit Insurance Corporation, Washington, D.C.

(B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

     The Trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH OBLIGOR

IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

None.

ITEM 16.   LISTS OF EXHIBITS

Exhibit 1 Articles of Association of the Trustee as now in effect, incorporated herein by reference (see Exhibit T-1
            Registration Number 333-47985).
Exhibit 2 No certificate of authority of the Trustee to commence business is furnished this authority is contained in the Articles of Association of the Trustee.
Exhibit 3 Copy of the authorization of the Trustee to exercise corporate trust powers, incorporated herein by reference
            (see Exhibit T-1 Registration Number 333-49145).
Exhibit 4 Copy of the existing By-Laws of the Trustee, as now in effect, incorporated herein by reference (see Exhibit T-1
            Registration Number 333-49145).
Exhibit 5   Not applicable.
Exhibit 6 The consent of the Trustee required by Section 321 (b) of the Act, incorporated herein by reference (see Exhibit T-1
            Registration Number 333-47985).
Exhibit 7 Report of Condition of Wachovia Bank National Association as of the close of business on December 31, 2001, published pursuant to the law or the requirement of its supervising or examining authority.
Exhibit 8   Not Applicable
Exhibit 9   Not Applicable

                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Wachovia Bank National Association organized and existing under the laws of the United States, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the Town of Atlanta, and State of Georgia, on the 9th day of July.

                                         Wachovia Bank National Association

                                         By:       /s/ TERESITA GLASGOW
                                          --------------------------------------
                                                      Vice President

                                                                       EXHIBIT 7

                       WACHOVIA BANK NATIONAL ASSOCIATION
                        STATEMENT OF FINANCIAL CONDITION
                                AS OF 03/31/2002
                                     ASSETS

                                                                  ($000'S)
                                                                  --------
ASSETS
Cash and balance due from depository institutions:
Non-interest-bearing balances and currency and coin.........     8,227,000
Interest bearing balances...................................     4,256,000
Securities:
Hold-to-maturity securities.................................             0
Available-for-sale securities...............................    47,671,000
Federal funds sold and securities purchased under agreements
  to resell.................................................     2,911,000
Securities Purchased under agreement to resale..............     4,439,000
Loans and lease financing receivables:
  Loan and leases held for sale.............................     7,102,000
  Loan and leases, net of unearned income...................   115,198,000
  Less: Allowance for loan and lease losses.................     2,247,000
  Loans and leases, net of unearned income, allowance.......   112,951,000
Trading Assets..............................................    18,180,000
Premises and fixed assets (including capitalized leases)....     2,566,000
Other real estate owned.....................................        87,000
Investment in unconsolidated subsidiaries and associated
  companies.................................................       492,000
Customer's liability to this bank on acceptances
  outstanding...............................................       874,000
Intangible assets:
  Goodwill..................................................     2,253,000
  Other intangible Assets...................................       325,000
Other assets:...............................................    14,563,000
Total Assets:...............................................   226,897,000
LIABILITIES
Deposits:
  In domestic offices.......................................   130,068,000
  Non-interest-bearing......................................    20,202,000
  Interest-bearing..........................................   109,866,000
  In foreign offices, Edge and Agreement subsidiaries, and
    IBFs....................................................    10,718,000
  Non-interest-bearing......................................        28,000
  Interest-bearing..........................................    10,690,000
Federal funds purchased in domestic offices.................     2,491,000
Securities sold under agreements to repurchase..............    19,052,000
Trading liabilities.........................................    13,593,000
Other borrowed money........................................    18,549,000
Bank's liability on acceptances executed and outstanding....       877,000
Subordinated notes and debentures...........................     5,993,000
Other liabilities...........................................     8,516,000
Total liabilities...........................................   209,857,000
Minority Interest in consolidated subsidiaries..............       977,000
EQUITY CAPITAL
Perpetual preferred stock and related surplus...............             0
Common Stock................................................       455,000
Surplus.....................................................    13,462,000
Retained Earnings...........................................     2,052,000
Accumulated other comprehensive income......................        94,000
Other Equity Capital components.............................             0
Total equity capital........................................    16,063,000
Total liabilities and equity capital........................   226,897,000